UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2008

CALIFORNIA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-50375

(Commission File Number)

98-0389524

(IRS Employer Identification No.)

#2000, 633 – Sixth Avenue SW, Calgary, AB, T2P 2Y5

(Address of principal executive offices and Zip Code)

403-261-1965

Registrant's telephone number, including area code

#260, 600 – Sixth Avenue SW, Calgary, AB, T2P 0S5

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 14, 2008, we signed a loan agreement with Humboldt Capital Corporation whereby Humboldt Capital Corporation agreed to loan to our company $250,000 in consideration for the issuance of 500,000 shares of our common stock to Humboldt Capital Corporation.

The loan is due and payable on September 30, 2008 together with interest from the date of the advance to September 30, 2008 at a rate of 10% per annum.

Item 3.02.	Unregistered Sales of Equity Securities

On August 19, 2008, we issued 500,000 shares of our company to one investor in consideration for a loan of $250,000. The lender is not a U.S. person and we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S promulgated thereunder.

CW2057139.1

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

10.1        Loan Agreement dated August 5, 2008 with Humboldt Capital Corporation (signed by our Company on August 14, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA OIL & GAS CORPORATION

/s/ John McLeod

John McLeod,

President, Secretary, Treasurer and Director

Date: August 21, 2008